UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 9, 2017
Date of Report (Date of earliest event reported)

TASER International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16391 (Commission File Number)	86-0741227 (IRS Employer Identification No.)

17800 N. 85th St.
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)

(480) 991-0797
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE

Item 8.01 Other Events

On February 9, 2017, TASER International, Inc. ("the Company") issued a press release announcing two acquisitions that will form a new artificial intelligence group called Axon AI. The acquired technologies and team of nearly 20 researchers and engineers will accelerate the introduction of new artificial intelligence powered capabilities for public safety.

The first acquisition was Dextro, Inc, the first computer-vision and deep learning system to make the visual contents in video searchable in real time. Agencies and departments will have the ability to quickly isolate and analyze the most important seconds of footage from massive amounts of video data. This acquisition will form the technology backbone of the new Axon AI platform.

The Company also acquired the computer vision team from Misfit wearables, which had been previously acquired by the Fossil Group. The team includes machine-vision researchers focused on improving the accuracy, efficiency and speed of processing images and video. Together, these acquisitions will broaden the Company’s industry-leading digital evidence management system to enable customers to gain more insight from video, photos and audio to improve training, operations and community engagement.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press release dated February 9, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2017	TASER International, Inc.
	By:	/s/ LUKE S. LARSON
Luke S. Larson
President